FOR IMMEDIATE RELEASE

THT HEAT TRANSFER TECHNOLOGY ANNOUNCES
SECOND QUARTER 2010 RESULTS

Second quarter sales revenue increased 20.21% year-over-year;
Operating income increased 21.76% year-over-year

SIPING, CHINA — August 16, 2010 — THT Heat Transfer Technology, Inc. (NASDAQ: THTI, herein after “the Company”, or “THT”), a leading provider of heat exchangers and heat exchange solutions to China’s clean energy technology industry, today announced its unaudited financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Financial Highlights

  Sales revenue increased 20.21% year-over-year to US$12.18 million
  Gross profit increased 19.39% year-over-year to US$5.34 million and gross margin was 43.89% in the quarter
  Operating income increased 21.76% year-over-year to US$2.81 million and operating margin was 23.06%
  Net income increased 22.79% year-over-year to US$2.39 million
  Basic and fully diluted net income per share was US$0.15, compared with net income per share of US$0.13 for the second quarter of 2009

Chairman and Chief Executive Officer Guohong Zhao commented, “I am very pleased to report a strong set of results for the second quarter of 2010. Our solid performance during what is traditionally a slower season was largely fueled by growing demand for plate heat exchangers (“PHE”) and supported by our enhanced sales network and business development initiatives. In recent quarters we have made substantial headway winning new contracts, including the ‘Sanman’ nuclear plant project contract, which we believe will contribute to further revenue expansion in the coming quarters. In addition, we successfully launched three new patented products during the second quarter of 2010, including a more efficient plate component for our detachable plate heat exchanger which we believe will further strengthen our strong product portfolio and better meet the demand for PHE products.

“Looking ahead, our broad spectrum of products and energy efficient technologies position us to meet the growing demand of our products stemming from China’s strong economic growth, expanding industrialization, and increasing urban development. In addition, government policies and incentives that aim to reduce carbon emissions and promote energy efficiency will help further drive demand for our products across various industries. We believed these trends, coupled with our leading market position, value proposition, and sales and marketing capabilities, support our ability to deliver growth going forward. For the third quarter 2010, we anticipate net revenues in the range of US$11.00 million to US$13.00 million, representing year-over-year growth of 25.00% to 47.72%, which we believe is a healthy growth rate as we continue through our seasonally slower period.”

Second Quarter 2010 Unaudited Financial Results

Revenue

Sales revenue for the second quarter 2010 rose US$2.05 million, or 20.21%, to US$12.18 million, from US$10.13 million during the same period in 2009. The increase was primarily due to an increase in sales volume stemming from strong market demand for THT’s products and overall economic growth in China, as well as the Company’s enhanced sales network and strong business development initiatives.

Sales volume for the three months ended June 30, 2010 amounted to approximately 1,036 units, an increase of 406 units, compared to 630 units for the three month period ended June 30, 2009.

During the second quarter of 2010, two of our most important end markets, the heating and petrochemical industries, demonstrated a strong demand for our products. Accelerated urbanization in China largely drove a 38.72%, or US$1.51 million, increase in sales to the heating industry from $3.90 million in the second quarter of 2009 to $5.41 million in the same period in 2010. Sales to the heating industry accounted for 44% of total sales revenue during the second quarter or 2010. Sales to the petrochemical industry increased by 15.20%, or $0.76 million, to $5.76 million in the second quarter of 2010 from $5.00 million in the same period in 2009. The petrochemical industry accounted for 47% of total sales revenue in the second quarter of 2010.

Cost of Sales

Cost of sales for the second quarter 2010 increased 20.85% to US$6.83 million from US$5.65 million in the second quarter of 2009. The increase in cost of sales was in line with and mainly attributable to the significant increase in sales volume and sale revenue during the period. Cost of sales as a percentage of total revenues was 56.11% in the second quarter of 2010, an increase of 0.3 percentage points from 55.81% for the second quarter of 2009. Increase in cost of sales as a percentage of sales was mainly due to higher labor costs brought about by a general increase in factory wages in the second quarter of 2010.

Gross Profit and Gross Margin

Gross profit increased US$0.87 million, or 19.39%, to US$5.34 million for the three months ended June 30, 2010 from US$4.48 million for the same period in 2009. The increase in our gross profit in dollar terms was mainly attributable to the significant increase in our sales revenue in the second quarter of 2010. Gross margin, measured in gross profit as a percentage of sales revenue was 43.89% for the three months ended June 30, 2010, compared to 44.19% during the same period in 2009.

Operating Expenses

Administrative expenses increased US$0.16 million, or 18.79%, to US$1.01 million for the three months ended June 30, 2010 from approximately US$0.85 million for the same period in 2009. The increase was mainly attributable to the expansion of the Company’s management team and the increased professional fees associated with being a public company.

Research and development expenses increased US$14,000, or 8%, to US$189,000 in the second quarter 2010 from US$175,000 for the same period in 2009.

Selling expenses increased US$0.19 million, or 16.81%, to US$1.34 million for the three months ended June 30, 2010 from US$1.15 million for the same period in 2009. The increase was mainly attributable to an increase in travel expenses and transportation costs due to an expanded sales team to support a more sizable market share.

Accordingly, total operating expenses increased US$0.37 million, or 16.93%, to approximately US$2.54 million in the second quarter of 2010 from US$2.17 million for the same period in 2009.

Income Before Income Taxes

Income before income taxes was US$2.76 million for the three months ended June 30, 2010, compared with US$2.26 million for the same period in 2009. The increase of income before income tax was mainly attributable to the rise in sales revenue.

Income Tax

Income taxes increased to US$0.41 million in the second quarter of 2010 from US$0.31 million in the same period 2009, due to an increase in income. The effective tax rate remained the same during the period.

Net Income

Net income attributable to common shareholders was US$2.39 million in the second quarter of 2010, an increase of 22.79% compared to US$1.95 million in the same period 2009.

Basic and fully diluted net income per share was US$0.15 in the second quarter 2010, compared with US$0.13 in the same period of 2009.

Liquidity

Cash, cash equivalents and restricted cash was US$2.90 million and US$1.51 million, respectively, as of June 30, 2010 compared with US$5.38 million and US$1.38 million, respectively as of June 30, 2009.

During the quarter, there was a net cash inflow of US$0.36 million, compared with a net cash outflow of US$3.78 million in the second quarter of 2009.

Third Quarter Fiscal 2010 Guidance

THT expects to generate net revenues in the range of US$11.00 million to US$13.00 million in third quarter fiscal 2010, compared with US$8.80 million in the same period of 2009. This represents the Company’s preliminary view, and is subject to change.

About THT

Through its Chinese operating subsidiaries, THT Heat Transfer Technology, Inc. [NASDAQ: THTI] designs, manufactures and sells plate heat exchangers, shell-and-tube heat exchangers, heat exchanger units and other heat exchanger products with total heat exchange solutions. Heat exchangers play an integral part in helping customers improve energy efficiency in their operations. Used in a number of industries, THT’s products focus on energy conservation, emission reduction and other environmentally friendly applications. Its six major product categories are plate heat exchangers, shell-and-tube heat exchangers, air-cooled heat exchangers, weld plate heat exchangers, heat exchanger units and plate-and-shell heat exchangers.

THT’s in-house R&D capabilities enable it to deliver tailored products that better meet the changing demands of its customers. The Company strives to deliver high-quality products and services to leading domestic and international customers. We have completed over 3,000 projects and has provided heat exchange solutions to several Fortune 500 companies. Our corporat headquarters in Siping City, Jilin Province, China. For more information, please visit the Company's website at www.tht.cn.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the risk factor sections of the Company's periodic reports that are filed with the Securities and Exchange Commission and are available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

The Company:
Mr. Jianjun He
Chief Financial Officer
THT Heat Transfer Technology, Inc.
Tel:+86 434 3266779
Email: IR@tht.cn

Investor Relations (HK):
Pamela Leung
Taylor Rafferty
Tel: +852 2167 2018
Email: tht@taylor-rafferty.com

Investor Relations (US):
Kelly Gawlik
Taylor Rafferty
Tel: +1 (212) 897-5487
Email: tht@taylor-rafferty.com

THT Heat Transfer Technology, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2010 and December 31, 2009
(Stated in US Dollars)

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$2,898,064	$5,379,627
Restricted cash	1,505,841	1,376,114
Counter guarantee receivable	205,622	-
Trade receivables, net	21,903,635	14,882,408
Bills receivable	608,839	487,803
Other receivables, prepayments and deposits, net	6,723,693	6,312,268
Inventories, net	7,504,737	10,158,203
Deferred tax assets	145,845	96,858

Total current assets	41,496,276	38,693,281
Retention receivable	373,537	795,144
Counter guarantee receivable	-	204,762
Property, plant and equipment, net	6,628,964	6,416,112
Land use rights	983,906	990,181

TOTAL ASSETS	$49,482,683	$47,099,480

LIABILITIES AND EQUITY

LIABILITIES
Current liabilities
Trade payables	$1,611,763	$1,900,599
Other payables and accrued expenses	11,976,447	12,634,290
Income tax payable	743,972	474,492
Short-term bank loans	5,874,923	5,850,348
Current maturities of long-term loan	2,496,842	1,755,104

Total current liabilities	22,703,947	22,614,833
Long-term loan	-	1,608,846

TOTAL LIABILITIES	22,703,947	24,223,679

COMMITMENTS AND CONTINGENCIES - Note 18

STOCKHOLDERS’ EQUITY
Preferred stock : par value of $0.001 per share
Common stock : par value $0.001 per share - Note 14
Authorized 190,000,000 shares; issued and outstanding 16,000,000 shares as of June 30, 2010 and December 31, 2009	16,000	16,000
Additional paid-in capital	14,010,700	14,010,700
Statutory reserve	1,308,646	863,304
Accumulated other comprehensive income	831,176	718,884
Retained earnings	10,471,268	7,025,634

Total THT Heat Transfer Technology, Inc. stockholders’ equity	26,637,790	22,634,522
Noncontrolling interests	140,946	241,279

TOTAL EQUITY	26,778,736	22,875,801

TOTAL LIABILITIES AND EQUITY	$49,482,683	$47,099,480

THT Heat Transfer Technology, Inc.
Unaudited Condensed Consolidated Statements of Income
(Stated in US Dollars)

	Three months ended June 30,
	(unaudited)
	2010	2009

Sales revenue	$12,176,674	$10,130,142
Cost of sales	(6,832,994)	(5,654,306)

Gross profit	5,343,680	4,475,836

Operating expenses
Administrative expenses	1,005,291	845,795
Research and development expenses	188,581	174,668
Selling expenses	1,341,283	1,147,991

	2,535,155	2,168,454

Income from operations	2,808,525	2,307,382
Interest income	2,686	4,815
Other income	78,647	74,845
Interest expense	(128,833)	(130,887)

Income before income taxes	2,761,025	2,256,155
Income taxes	(407,048)	(307,755)

Net income before noncontrolling interests	2,353,977	1,948,400
Net loss (income) attributable to noncontrolling interests	37,573	(250)

Net income attributable to THT Heat Transfer Technology, Inc. common stockholders	$2,391,550	$1,948,150

Net income before noncontrolling interests	$2,353,977	$1,948,400
Other comprehensive income (loss)
Foreign currency translation adjustments	42,423	(1,026)

Comprehensive income	2,396,400	1,947,374
Comprehensive loss (income) attributable to noncontrolling interests	37,634	(261)

Comprehensive income attributable to THT Heat Transfer Technology, Inc. common stockholders	$2,434,034	$1,947,113

Earnings per share attributable to THT Heat Transfer Technology, Inc. common stockholders
- Basic and diluted	$0.15	$0.13

Weighted average number of shares outstanding
- Basic and diluted	16,000,000	14,813,187

THT Heat Transfer Technology, Inc.
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2010 and 2009
(Unaudited Stated in US Dollars)

	Six months ended June 30,
	(unaudited)
	2010	2009
Cash flows from operating activities
Net income attributable to THT Heat Transfer Technology, Inc. common stockholders	$3,890,976	$2,086,363
Adjustments to reconcile net income attributable to THT Heat Transfer Technology, Inc. common stockholders to net cash used in operating activities:
Depreciation and amortization	413,989	366,652
Deferred taxes	(48,395)	(18,194)
Allowance for doubtful debts	322,632	100,748
Noncontrolling interests	(100,959)	(28,997)
Changes in operating assets and liabilities :-
Restricted cash	-	(457,687)
Trade receivables	(7,254,730)	(4,769,933)
Bills receivable	(118,532)	81,024
Other receivables, prepayments and deposits	(383,440)	(5,667,701)
Inventories	2,685,825	3,252,708
Retention receivable	423,322	(34,383)
Trade payables	(295,684)	(806,594)
Other payables and accrued expenses	(708,197)	(1,424,719)
Income tax payable	266,464	349,666

Net cash flows used in operating activities	(906,729)	(6,971,047)

Cash flows from investing activities
Cash acquired from reverse acquisition	-	1,000
Payments to acquire property, plant and equipment	(569,010)	(327,394)
Proceeds from sale of property, plant and equipment	10,241	-

Net cash flows used in investing activities	(558,769)	(326,394)

Cash flows from financing activities
Proceeds from bank loans	2,926,200	8,790,600
Repayment of bank loans	(2,926,200)	(11,722,000)
Repayment of long-term loan	(877,868)	(293,140)
(Increase) decrease in restricted cash	(123,473)	732,550
Decrease in bills payable	-	(732,550)

Net cash flows used in financing activities	(1,001,341)	(3,224,540)

Effect of foreign currency translation on cash and cash equivalents	(14,724)	(12,102)

Net decrease in cash and cash equivalents	(2,481,563)	(10,534,083)
Cash and cash equivalents - beginning of period	5,379,627	12,579,087

Cash and cash equivalents - end of period	$2,898,064	$2,045,004

Supplemental disclosures for cash flow information

Cash paid for :-
Interest	$246,999	$289,774
Income taxes	$616,073	$-